UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2018 (July 25, 2018)

 Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36597	47-1016855
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

262 N University Avenue Farmington, UT	84025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (801) 447-3000
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective August 10, 2018, Kenneth Bement will be leaving Vista Outdoor Inc. (the "Vista Outdoor") to pursue other opportunities. Mr. Bement tendered his resignation on July 25, 2018. Following his departure, the Vista Outdoor's Chief Financial Officer, Miguel A. Lopez, will assume the role of Chief Accounting Officer.
Mr. Lopez, age 58, has served as our Chief Financial Officer since April 2018. Prior to joining Vista Outdoor, Mr. Lopez was most recently employed as the Chief Financial Officer of Veritas Technologies LLC ("Veritas Technologies"), an international data management company, from February 2016 to July 2017. Before joining Veritas Technologies, he served as the Chief Financial Officer of Harris Corporation, a technology company, defense contractor and information technology services provider, from February 2014 to January 2016. Prior to joining Harris Corporation, Mr. Lopez was the Chief Financial Officer of Aricent Group/KKR Private Equity, a global design and engineering company from November 2011 to December 2013. Mr. Lopez also served as the Vice President, Corporate Finance and Operations at Cisco Systems, a technology company that develops, manufacturers, and sells networking hardware, telecommunications equipment, and other technology services and products, from 2007 to 2011. Mr. Lopez is a certified public accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: SVP/Chief Legal, HR &
Compliance Officer/Corporate Secretary

Date:  July 31, 2018